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                                                                    Exhibit 99.4

                          GENESIS HEALTH VENTURES, INC.

                          UNION RETIREMENT SAVINGS PLAN

                      (Restated, Effective January 1, 1997)


                                 AMENDMENT NO. 1
                                    (EGTRRA)

         Genesis Health Ventures, Inc., a Pennsylvania corporation (the "Employer"), hereby adopts this amendment to the Genesis Health Ventures, Inc. Union Retirement Savings Plan ("Plan"). This amendment is adopted pursuant to
Section 17.01 of the Plan.

         1. Section 1.14 of the Plan is hereby amended by adding the following Paragraph (f) to the end thereof:

                  "(f) Increase in Compensation Limit. Notwithstanding any provision of this Plan to the contrary, the annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under this Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year."

         2. Section 3.07(d) of the Plan is hereby amended by adding the following to the end thereof:

         "The multiple use test described in Treasury Regulation Section 1.401(m)-2 and in this Section shall not apply for Plan Years beginning after December 31, 2001."

         3. Article IV of the Plan is hereby amended by adding the following Sections to the end thereof:


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                  "Section 4.06 Modification of Top-Heavy Rules.

                           (a) Effective Date. This Section shall apply for
                  purposes of determining whether this Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether this Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.

                           (b) Determination of Top-Heavy Status.

                                    (1) Key Employee. Key Employee means any
                           Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31,
                           2002), a 5-percent owner of the Employer, or a one percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                                    (2) Determination of Present Values and
                           Amounts. This Paragraph (b)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the Determination Date.

                                            (i) Distributions During Year Ending
                                    on the Determination Date. The present
                                    values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under this Plan and any plan aggregated with this Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period."



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                                            (ii) Employees Not Performing
                                    Services During Year Ending on the
                                    Determination Date. The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

                                    (3) Minimum Benefits/Matching Contributions.
                           Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and this Plan. The preceding sentence shall apply with respect to matching contributions under this Plan or, if this Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

                  Section 4.07 Additional Modification of Top-Heavy Rules. The top-heavy requirements of Section 416 of the Code and Article IV of this Plan shall not apply in any year beginning after December 31, 2001, in which this Plan consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met."

         4. Section 5.03(a) of the Plan is hereby amended by adding the following unnumbered paragraph to the end thereof:

         "Effective for Plan Years beginning on and after January 1, 2002, each Participant who is eligible to make a Deferral Amount under this Plan and who has attained Age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of this Plan implementing the required limitations of Sections 402(g) and 415 of the Code. This Plan shall not be treated as failing to satisfy the provisions of this Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or
         416 of the Code, as applicable, by reason of the making of such catch-up contributions."

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         5. Section 5.03(d) of the Plan is hereby amended by adding the following unnumbered paragraph to the end thereof:

         "No Participant shall be permitted to have Deferral Amounts made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 5.03(a) and Section 414(v) of the Code, if applicable."

         6. Section 5.05(a) of this Plan is hereby amended by adding the following paragraph to the end thereof:

         "Effective with regard to distributions and severances from employment occurring on and after January 1, 2002, notwithstanding the `separation from service' requirements set forth in Section 5.05(a)(1) to the contrary, a Participant's Deferral Amounts, qualified non-elective contributions, and qualified matching contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of this Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed."

         7. Article V of the Plan is hereby amended by adding the following Section to the end thereof:

         "Section 5.08 Rollovers from Other Plans. To the extent permitted by the Plan Administrator, this Plan will accept rollover contributions and/or direct rollovers of distributions made after December 31, 2001 by a Participant, from the types of plans specified below, beginning on the effective date specified below.

                  Direct Rollovers:
                  This Plan will accept a direct rollover of an Eligible Rollover Distribution from:
                           (1) a qualified plan described in Section 401(a) or
                  403(a) of the Code, excluding after-tax employee contributions;
                           (2) an annuity contract described in Section 403(b)
                  of the Code, excluding after-tax employee contributions; and
                           (3) an eligible plan under Section 457(b) of the Code
                  which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

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                  Participant Rollover Contributions from Other Plans:

                  This Plan will accept a Participant contribution of an Eligible Rollover Distribution from:

                           (1) a qualified plan described in Section 401(a) or
                   403(a) of the Code;
                           (2) an annuity contract described  in Section 403(b)
                   of the Code; and
                           (3) an eligible plan under Section 457(b) of the Code
                  which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

                  Participant Rollover Contributions from IRAs:
                  This Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income."

         8. Section 6.03(a) of the Plan is hereby amended by adding the following unnumbered paragraph to the end thereof:

                  "Except to the extent permitted under Section 4 of this amendment and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant's Account under this Plan for any Limitation Year beginning after December 31, 2001 shall not exceed the lesser of: (i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (ii) 100 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

                  The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition."

         9. Section 7.07(a) of the Plan is hereby amended by adding the following to the end thereof:

         "Effective for Plan loans made after December 31, 2001, the Plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply."

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         10. Section 12.04 (c) (2) of the Plan is hereby amended by adding the following to the end thereof:

         "Effective on and after January 1, 2002, for purposes of this subparagraph, the value of a Participant's nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code."

         11. Article XII of the Plan is hereby amended by adding the following Section to the end thereof:

         "Section 12.11 Direct Rollovers of Plan Distributions.

                  (a) Effective Date. This Section shall apply to distributions made after December 31, 2001.

                  (b) Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 12.05 of this Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under
         Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

                  (c) Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the direct rollover provisions in Section 12.05 of this Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

                  (d) Modification of Definition of Eligible Rollover Distribution to Include After-tax Employee Contributions. For purposes of the direct rollover provisions in Section 12.05 of this Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."

         12. Article XII of the Plan is hereby amended by adding the following Section to the end thereof:

         "Section 12.12 Minimum Distribution Requirements (Section 401(a)(9) Final and Temporary Regulations (2002)).

                  (a) General Rules.

                            (1) Effective Date. The provisions of this Section
                   shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year as well as required minimum distributions for the 2002 distribution calendar year that are made on or after the date of this Amendment. The provisions of this Section shall not be construed as establishing an optional form of benefit or require the purchase of an annuity if such form is not otherwise provided under the terms of this Plan.

                            (2) Coordination with Minimum Distribution
                   Requirements Previously in Effect. If Paragraph (a)(1) specifies an effective date of this Section that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Section will be determined as follows. If the total amount of 2002 required minimum distributions under this Plan made to the distributee prior to the effective date of Paragraph (a)(1) equals or exceeds the required minimum distributions determined under this Section, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under this Plan made to the distributee prior to the effective date of this Section is less than the amount determined under this Section, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distribution for 2002 made to the distributee will be the amount determined under this Section.

                            (3) Precedence. The requirements of this Section
                   shall take precedence over any inconsistent provisions of this Plan.

                            (4) Requirements of Treasury Regulations
                   Incorporated. All distributions required under this Section shall be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

                            (5) TEFRA Section 242(b)(2) Elections.
                   Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of this Plan that relate to Section 242(b)(2) of TEFRA.

                  (b) Time and Manner of Distribution.

                           (1) Required Beginning Date. A Participant's entire
                  interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

                           (2) Death of Participant Before Distributions Begin.
                  If a Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                                    (i) If the Participant's surviving Spouse is
                           the Participant's sole designated beneficiary, then, distributions to the surviving Spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                                    (ii) If the Participant's surviving Spouse
                           is not the Participant's sole designated beneficiary, distributions to the designated beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                                    (iii) If there is no designated beneficiary
                           as of September 30 of the year following the year of the Participant's death, the Participant's entire interest shall be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

                                    (iv) If the Participant's surviving Spouse
                           is the Participant's sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Subparagraph (b)(2), other than Subparagraph
                           (b)(2)(i), shall apply as if the surviving Spouse were the Participant.

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

                                    (v) The provisions of Subparagraphs (b)(2)
                           (i), (ii) and (iv) shall apply if the provisions of this Plan (or the optional form of benefit provisions of a transferor plan that are required to be preserved in this Plan) provide that if a Participant dies before distributions begin, the Participant's entire interest may be distributed over any such periods; however, in such event, (1) a beneficiary may elect on an individual basis whether the 5-year rule or the life expectancy rule applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under the life expectancy rule, or by September 30 of the calendar year which contains the fifth (5th) anniversary of the Participant's (or if applicable, surviving Spouse's) death. If the beneficiary does not make an election under this provision, distributions will be made in accordance with the life expectancy rule; and (2) a designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period. If the provisions of Subparagraphs (b)(2)(i), (ii) and
                           (iv) do not apply, a Participant who dies before distributions begin shall have his/her entire interest be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death. If the Participant's surviving Spouse is the Participant's sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this Section shall apply as if the surviving Spouse were the Participant.

                  For purposes of this Subparagraph (b)(2) and Paragraph (d), unless Subparagraph (b)(2)(iv) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Subparagraph
         (b)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subparagraph (b)(2)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under Subparagraph
         (b)(2)(i)), the date distributions are considered to begin is the date distributions actually commence."

                           (3) Forms of Distribution. Unless a Participant's
                  interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions shall be made in accordance with Paragraphs
                  (c) and (d) of this Section. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

                  (c) Required Minimum Distributions During Participant's Lifetime.

                            (1) Amount of Required Minimum Distribution for Each
                  Distribution Calendar Year. If this Plan provides for a form of benefit other than a single-sum distribution (or is required to provide such other form of benefit as a result of a transfer of assets to this Plan), during a Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                                    (i) The quotient obtained by dividing the
                            Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in
                            Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distributions calendar year; or

                                    (ii) If the Participant's sole designated
                            beneficiary for the distribution calendar year is the Participant's Spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distributions calendar year.

                            (2) Lifetime Required Minimum Distributions Continue
                  Through Year of Participant's Death. Required minimum distributions shall be determined under this Paragraph (c) beginning with the first distributions calendar year and up to and including the distributions calendar year that includes the Participant's date of death.

                  (d) Required Minimum Distributions After Participant's Death.

                            (1) Death On or After Date Distributions Begin.

                                  (i) Participant Survived by Designated
                            Beneficiary. If a Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

                                            (A) The Participant's remaining life
                                    expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                                            (B) If the Participant's surviving
                                    Spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For distribution calendar years after the year of the surviving Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

                                            (C) If the Participant's surviving
                                    Spouse is not the Participant's sole
                                    designated beneficiary, the designated
                                    beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                                     (ii) No Designated Beneficiary. If a
                            Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                           (2) Death Before Date Distributions Begin.

                                    (i) Participant Survived by Designated
                           Beneficiary. If a Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Paragraph (d)(1).

                                    (ii) No Designated Beneficiary. If a
                           Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth
                           (5th) anniversary of the Participant's death.

                                    (iii) Death of Surviving Spouse Before
                           Distributions to Surviving Spouse Are Required to Begin. If a Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Subparagraph (b)(2)(i), this Paragraph
                           (d)(2) will apply as if the surviving Spouse were the Participant.

                                    (iv) Applicability of Life-Expectancy Rule.
                           The provisions of Subparagraphs (d)(2)(i) and (iii) shall apply if the provisions of this Plan (or the optional form of benefit provisions of a transferor plan that are required to be preserved in this Plan) provide that if a Participant dies before distributions begin, the Participant's interest may be distributed using the life expectancy rule. If the provisions of Subparagraphs (d)(2) (i) and (iii) do not apply, the Participant's interest must be distributed using the five-year rule.

                  (e)      Definitions.

                           (1) Designated Beneficiary. The individual who is
                  designated as the Beneficiary under Article I of this Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

                           (2) Distribution Calendar Year. A calendar year for
                  which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Paragraph (b)(2). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

                           (3) Life Expectancy. Life expectancy as computed by
                  use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

                           (4) Participant's Account Balance. The account
                  balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

                           (5) Required Beginning Date. The date specified in
                  Article I of this Plan."


         13. This Amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Amendment shall be effective as of the first day of the Plan Year beginning after December 31, 2001.

         14. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.


         IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, the Employer has caused the same to be executed and attested by its duly authorized officers this 28th day of October, 2002.




ATTEST:                                      GENESIS HEALTH VENTURES, INC.


/s/ James J. Wankmiller                        By: /s/ George V. Hager, Jr.
-----------------------------------                -----------------------------
             Secretary
                                               Title: CFO & Executive VP Finance
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